UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☑ Preliminary Information Statement
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      (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

American DG Energy Inc.
(Name of registrant as specified in its charter)

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American DG Energy Inc.
45 First Avenue
Waltham, MA 02451

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on December 9, 2009

To the Stockholders of American DG Energy Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Special Meeting”) of Stockholders of American DG Energy Inc., a Delaware corporation (the “company”, “we”, “our” or “us”), will be held at the company’s corporate headquarters at 45 First Avenue, Waltham, Massachusetts, on Wednesday, December 9, 2009 at 1:00 p.m. local time for the purpose of increasing our authorized common stock from 50,000,000 shares to 100,000,000 shares and authorizing the filing of an amended and restated certificate of incorporation containing such change in the form of Exhibit A hereto, all as more fully described in the Information Statement accompanying this notice:

Only stockholders of record at the close of business on November 2, 2009 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Special Meeting, or at the office of the corporate secretary of the company, 45 First Avenue, Waltham, Massachusetts 02451, for a period of ten (10) days prior to the Special Meeting.

We are not asking you for a proxy to vote your shares at the Special Meeting because several of our directors and officers, owning in the aggregate a majority of our outstanding shares of common stock, have indicated to us that they will vote to approve the increase in our authorized shares of common stock at the Special Meeting. The vote of a majority of our outstanding common stock is sufficient to approve the proposal.

The accompanying Information Statement is for information purposes only. Please read it carefully.

We intend to send this notice of meeting and accompanying Information Statement on or about November 17, 2009 to our stockholders of record on November 2, 2009.

By Order of the Board of Directors,

John N. Hatsopoulos
Chief Executive Officer

Waltham, Massachusetts
November 6, 2009

Important Notice Regarding the Internet Availability of Materials for the Shareholder Meeting

This notice of meeting and information statement are available on our website at www.americandg.com.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

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American DG Energy Inc.
45 First Avenue
Waltham, MA 02451

INFORMATION STATEMENT

November 6, 2009

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

We intend to mail this Information Statement on or about November 17, 2009 to the stockholders of record of American DG Energy Inc. (the "Company") at the close of business on November 2, 2009.  This Information Statement is being sent to you for information purposes only and relates to a proposal to increase our authorized common stock from 50,000,000 shares to 100,000,000 shares at a Special Meeting of Stockholders (the “Special Meeting”) to be held on December 9, 2009. No action is requested or required on your part. We are not asking you for a proxy to vote your shares because several of our directors and officers, owning in the aggregate a majority of our outstanding shares of common stock, have indicated to us that they will attend the Special Meeting, in person or by proxy, and will vote to approve the increase in our authorized common stock at the meeting. The vote of a majority of our outstanding common stock is sufficient to approve the proposal.

Only stockholders of record at the close of business on November 2, 2009 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.  On that date, the company's outstanding voting securities consisted of 37,676,817 shares of common stock, which were held by approximately 87 holders of record of our common stock. As of November 2, 2009, there were approximately 446 beneficial holders of our common stock.

Holders of a majority of the company's outstanding common stock entitled to vote must be present, in person or by proxy, at the Special Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Special Meeting do not constitute the required quorum, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and any documents that now accompany or may in the future supplement it.  We contemplate that brokerage houses, custodians, nominees and fiduciaries will forward this Information Statement to the beneficial owners of our common stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  We will undertake to deliver promptly upon written or oral request a separate copy of the information  statement to a stockholder at a shared  address  to  which  a  single  copy  of the  information  statement  was delivered.  You may  make a  written  or  oral  request  by  sending  a  written notification to our principal  executive  offices to the address above (Attention: Chief Financial Officer), stating your name, your shared address, and the address to which we should direct the  additional  copy of the Information Statement or by calling our principal executive offices at (781) 622-1117. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally,  if current stockholders with a shared address received multiple copies of this  information  statement and would  prefer us to mail one copy of future  mailings to  stockholders at the shared  address, notification of that request may also be made by mail or telephone  call to our  principal  executive offices.

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NO DISSENTERS' RIGHT OF APPRAISAL

Under Delaware law and our certificate of incorporation and bylaws, no stockholder has any right to dissent to our increasing the number of our authorized shares of common stock, and no stockholder is entitled to appraisal of or payment for their shares of our common stock.

REASONS FOR INCREASING THE AUTHORIZED
NUMBER OF SHARES OF OUR COMMON STOCK

As of November 6, 2009 the company had 48,793,319 fully diluted common shares outstanding. Included in this number are 37,676,817 shares of common stock issued and outstanding, 2,475,167 shares of common stock issuable upon the exercise of outstanding warrants, 2,308,000 shares of common stock issuable upon exercise of outstanding stock options and 6,333,335 shares of common stock issuable upon conversion of outstanding convertible debentures.

Our board of directors believes that an increase in the number of our authorized shares of common stock is in the best interests of the Company in that it will provide the company with available shares that can be issued for various corporate purposes, including convertible debt and equity financings and acquisitions, in each case as the board of directors determines in its discretion. Our board of directors further believes that the increase in the number of authorized shares of common stock will enable the company to promptly take advantage of market conditions and the availability of favorable financing opportunities without the delay and expense associated with holding a special meeting of stockholders. The company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares other than pursuant to convertible debentures that are currently outstanding and currently outstanding warrants and stock options, and pursuant to our stock incentive plan.

The amendment of our certificate of incorporation to increase the authorized common stock is not being done for the purpose of impeding any takeover attempt, and we are is not aware of any person who is acquiring or plans to acquire control of our company. Nevertheless, the power of our board of directors to provide for the issuance of shares of common stock without stockholder approval has potential utility as a device to discourage or impede a takeover. In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make us unattractive to the party seeking control. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change of control.

On the other hand, since our officers and directors currently own a significant percentage of our outstanding common stock, a hostile takeover attempt of our company is unlikely. If a significant number of shares were issued to a number of different outside investors, however, the new outstanding shares would decrease the percentage of our outstanding common stock held by our officers and directors. In addition, certain of our officers and directors have registered a portion of their shares for resale; if such shares were sold, it would reduce the percentage of our outstanding shares owned by our insiders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 6, 2009, certain information with respect to the beneficial ownership of our voting securities by (i) any person (including any “group” as set forth in Section 13(d)(3) of the Securities Exchange Act of 1934 known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each director, (iii) each of our executive officers and (iv) all of our current directors and executive officers as a group. The percentages in the following table are based on 37,676,817 shares of common stock issued and outstanding as of November 6, 2009.

	Number of	%
	Shares	of Shares
	Beneficially	Beneficially
Name and address of beneficial owner (1)	Owned	Owned

5% Stockholders:
John N. Hatsopoulos (2)	9,294,495	24.05%
George N. Hatsopoulos (3)	6,736,418	17.65%
In Holdings Corp. (4)	4,961,905	11.86%
Nettlestone Enterprises Limited (5)	3,148,140	8.36%
Joseph J. Ritchie (6)	1,899,700	5.04%

Directors & Officers:
John N. Hatsopoulos (2)	9,294,495	24.05%
George N. Hatsopoulos (3)	6,736,418	17.65%
Barry J. Sanders (7)	864,000	2.26%
Charles T. Maxwell (8)	442,858	1.17%
Anthony S. Loumidis (9)	300,000	0.79%
Alan D. Weinstein (10)	197,000	0.52%
Earl R. Lewis (11)	175,000	0.46%

All executive officers and directors as a group (7 persons)	18,009,771	44.78%

(1)	The address of the officers and directors listed in the table above is: c/o American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts 02451.

(2)
Includes: (a) 4,713,570 shares of common stock, par value $0.001 per share held by the John N. Hatsopoulos Qualified Annuity Trust 2008 for which John N. Hatsopoulos is the sole trustee; (b)  3,286,430 shares of common stock, par value $0.001 per share held by John Hatsopoulos and his wife, Patricia Hatsopoulos, as joint tenants with rights of survivorship, each of whom share voting and investment power; (c) 331,400 shares of common stock directly held by Mr. Hatsopoulos; (d) 225,000 shares of common stock that Mr. Hatsopoulos has the right to acquire pursuant to currently exercisable warrants or warrants that become exercisable within 60 days of November 6, 2009; and (e) 738,095 shares of common stock pursuant to currently convertible 8% senior debentures. This amount does not include 476,190 shares purchased on April 23, 2009, held in the John Hatsopoulos 1989 Family Trust for the benefit of Mr. and Mrs. Hatsopoulos’s adult children, for which Paris Nikolaidis is the sole trustee. Mr. Hatsopoulos disclaims beneficial ownership of the shares held by this trust.

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(3)
Includes: (a) 500,000 shares of common stock, par value $0.001 per share held by George Hatsopoulos and his wife, Daphne Hatsopoulos, as joint tenants, each of whom share voting and investment power; (b) 5,737,609 shares of common stock directly held by Mr. Hatsopoulos; (c) 225,000 shares of common stock that Mr. Hatsopoulos has the right to acquire pursuant to currently exercisable warrants or warrants that become exercisable within 60 days of November 6, 2009; and (d) 273,809 shares of common stock pursuant to currently convertible 8% senior debentures. This amount does not include 2,272,391 shares held in the 1994 Hatsopoulos Family Trust for the benefit of Mr. and Mrs. Hatsopoulos’s adult children, for which Daphne Hatsopoulos is the sole trustee. Mr. Hatsopoulos disclaims beneficial ownership of the shares held by this trust.

(4)
Includes: (a) 795,238 shares of common stock, par value $0.001 per share directly held by In Holdings Corp.; and (b) 4,166,667 shares of common stock that In Holdings Corp. has the right to acquire pursuant to currently convertible 8% senior debentures or 8% senior debentures that become convertible within 60 days of November 6, 2009. Konstantinos Samaras exercises sole voting and/or dispositive power with respect to the shares of common stock that In Holdings Corp. holds or has the right to acquire pursuant to currently convertible 8% senior debentures. In Holdings Corp.’s address is: Calle 50 No. 2, Edif Universal Planta Baja, Apartado 0816-02580, Republic of Panama.

(5)
Includes 3,148,140 shares of common stock, par value $0.001 per share held by Nettlestone Enterprises Limited. The address of Nettlestone Enterprises Limited is P.O. Box 665 Roseneath, The Grange, St. Peter Port, Guernsey GY1-3SJ, Channel Islands. Messrs. M.T.R Betley, M.S Heyworth and J.R Plimley are the Directors of the company and may be deemed to exercise voting and/or dispositive power with respect to these shares.

(6)	Includes 1,899,700 shares of common stock, par value $0.001 per share held by Joseph J. Ritchie. The address of Joseph J. Ritchie is: 2100 Enterprise Avenue, Geneva, Illinois 60134.

(7)	Includes: (a) 350,000 shares of common stock par value $0.001 per share; and (b) options to purchase 514,000 shares of common stock exercisable within 60 days of November 6, 2009.

(8)
Includes: (a) 223,810 shares of common stock par value $0.001 per share; (b) options to purchase 100,000 shares of common stock, exercisable within 60 days of November 6, 2009; and (c) 119,048 shares of common stock pursuant to currently convertible 8% senior debentures.

(9)	Includes: (a) 130,000 shares of common stock par value $0.001 per share; and (b) options to purchase 170,000 shares of common stock exercisable within 60 days of November 6, 2009.

(10)	Includes: (a) 97,000 shares of common stock par value $0.001 per share; and (b) options to purchase 100,000 shares of common stock exercisable within 60 days of November 6, 2009.

(11)	Includes: (a) 100,000 shares of common stock par value $0.001 per share; and (b) options to purchase 75,000 shares of common stock exercisable within 60 days of November 6, 2009.

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EFFECT ON OUR STOCKHOLDERS

The issuance by the company of any additional shares of common stock would dilute the percentage equity interest in the company owned by our then current stockholders, and may, in addition, dilute our earnings per share, if any.  When and if issued, the newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders (which interest does not differ from that of the other common stockholders), none of our officers, directors, or any of their respective affiliates has any interest in increasing the amount of our authorized shares of common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

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EXHIBIT-A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERICAN DG ENERGY INC.

(Originally incorporated on July 24, 2001)

American DG Energy Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.           Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, as amended to the date of this filing. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 24, 2001. This Amended and Restated Certificate of Incorporation has been duly adopted and approved by the written consent of the directors and stockholders of the Corporation.

2.           The text of the Certificate of Incorporation, as amended to the date of this filing, is hereby restated and amended to read in its entirety as follows:

First:    The name of the Corporation is American DG Energy Inc.

Second: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of this Corporation in the State of Delaware at such address is The Corporation Trust Company.

Third:  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth:  The total number of shares of all classes of stock that the Corporation shall have authority to issue is 110,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”), all of which Preferred Stock will be undesignated.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK.

1.           General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.           Voting.  The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3.           Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4.           Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B.	PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

Fifth:  Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

Sixth:  In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation’s By-laws. The Corporation’s By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors, in addition to any other vote required by this Certificate of Incorporation. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Sixth.

Seventh:  Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Eighth:  The Corporation shall provide indemnification as follows:

1.           Actions, Suits and Proceedings Other than by or in the Right of the Corporation.  The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.           Actions or Suits by or in the Right of the Corporation.  The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) that the Court of Chancery of Delaware shall deem proper.

3.           Indemnification for Expenses of Successful Party.  Notwithstanding any other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article Eighth, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4.           Notification and Defense of Claim.  As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article Eighth for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5.           Advance of Expenses.  Subject to the provisions of Section 6 of this Article Eighth, in the event of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made under this Article Eighth if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6.           Procedure for Indemnification.  In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article Eighth, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article Eighth (and none of the circumstances described in Section 4 of this Article Eighth that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article Eighth, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7.           Remedies.  The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article Eighth that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8.           Limitations.  Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of the Article Eighth, the Corporation shall not indemnify an Indemnitee pursuant to this Article Eighth in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

9.           Subsequent Amendment.  No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10.           Other Rights.  The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

11.           Partial Indemnification.  If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

12.           Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

13.           Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.           Definitions.  Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

Ninth:  This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.           General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.           Number of Directors; Election of Directors.  Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

3.           Classes of Directors.  Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall consist of one class.

4.           Terms of Office.  Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the next annual meeting following the annual meeting at which such director was elected; provided that the term of any person who is a director of the Corporation on the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware shall expire at the Corporation’s annual meeting of stockholders held in 2006; and provided further that the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal.

5.           Quorum.  The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article Ninth shall constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6.           Action at Meeting.  Every act, or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

7.           Removal.  Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors.

8.           Vacancies.  Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next annual election of directors, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

9.           Stockholder Nominations and Introduction of Business, Etc.  Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

10.         Amendments to Article.  Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Ninth.

Tenth:  Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Tenth.

Eleventh:  Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Eleventh.

IN WITNESS WHEREOF, this Certificate of Incorporation, which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this December 9, 2009.

AMERICAN DG ENERGY INC.

By:
John N. Hatsopoulos
President and CEO